                                                                  EXHIBIT 12.1

                               PULTE HOMES, INC.
                    COMPUTATION OF EARNINGS TO FIXED CHARGES


                                                                    Year Ended December 31,
                                                       -------------------------------------------------
                                                          2001      2000      1999      1998      1997
                                                       -------------------------------------------------
Earnings:
Income from continuing operations before taxes          $491,787  $355,096  $286,405  $165,814  $ 80,975
Add:
Fixed Charges                                            137,982    78,599    66,851    59,544    53,095
Amortization of Capitalized Interest                      36,006    28,019    25,187    20,164    18,503
Subtract:
Capitalized Interest                                     (80,399)  (33,129)  (27,923)  (21,801)  (20,376)
Earnings of 50% or less owned affiliates                 (11,265)  (13,169)  (10,898)   (4,163)   (1,515)
                                                        --------  --------  --------  --------  --------
Income as adjusted                                      $574,111  $415,416  $339,622  $219,558  $130,682
                                                        --------  --------  --------  --------  --------

Fixed Charges:
Interest expensed and capitalized                        125,949    70,227    59,551    52,754    45,601
Portion of rents representative of interest factor        12,033     8,372     7,300     6,790     7,494
                                                        --------  --------  --------  --------  --------
Fixed charges                                           $137,982  $ 78,599  $ 66,851  $ 59,544  $ 53,095
                                                        --------  --------  --------  --------  --------

                                                        --------  --------  --------  --------  --------
Ratio of earnings to fixed charges                          4.16      5.29      5.08      3.69      2.46
                                                        ========  ========  ========  ========  ========